Exhibit 10.2

AMENDMENT NO. 4
TO
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
COLONY CAPITAL OPERATING COMPANY, LLC

This Amendment No. 4 to the Third Amended and Restated Limited Liability Company Agreement of Colony Capital Operating Company, LLC (this “Amendment”) is made as of November 5, 2018 by Colony Capital, Inc. (fka Colony NorthStar, Inc.), a Maryland corporation, as the sole Managing Member (the “Managing Member”) of Colony Capital Operating Company, LLC, a Delaware limited liability company (the “Operating Partnership”), pursuant to the authority granted to the Managing Member in the Third Amended and Restated Limited Liability Company Agreement of Colony Capital Operating Company, LLC, dated as of January 10, 2017 (as amended from time to time, the “Partnership Agreement”). Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.
WHEREAS, the Managing Member desires to amend the Partnership Agreement through this Amendment to clarify certain provisions regarding issuances of Membership Units pursuant to Section 4.2.B of the Partnership Agreement; and
WHEREAS, Section 7.3.C(3) of the Partnership Agreement provides that the Managing Member may so amend the Partnership Agreement to reflect a change that does not adversely affect the Non-Managing Members in any material respect without the consent of the Members or any non-Managing Member.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Partnership Agreement is hereby amended as follows:
1.    Section 4.2.B of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:
B. Issuances to the Managing Member or CLNS. No additional Membership Units shall be issued to CLNS unless (i) the additional Membership Units are issued to all Members holding Membership Common Units in proportion to their respective Percentage Interests in the Membership Common Units, (ii) (a) the additional Membership Units are (x) Membership Common Units issued in connection with an issuance of REIT Shares, or (y) Company Equivalent Units (other than Membership Common Units) issued in connection with an issuance of Capital Shares, Preferred Shares, New Securities or other interests in CLNS (other than REIT Shares), and (b) CLNS contributes to the Company the cash proceeds or other consideration received in connection with the issuance of such REIT Shares, Capital Shares, Preferred Shares, New Securities or other interests in CLNS, (iii) the additional Membership Units are issued upon the conversion, redemption or exchange of Debt, Membership Units or other securities issued by the Company, or (iv) the additional Membership Units are issued pursuant to Section 4.2.A, Section 4.2.D, Section 4.4, Section 4.7 or Section 4.11.

2.    Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the Managing Member hereby ratifies and confirms.
3.    This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.
4.    If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

COLONY CAPITAL, INC.,
as Managing Member

By: /s/ Ronald M. Sanders
Name: Ronald M. Sanders
Title: Executive Vice President, Chief Legal
Officer and Secretary

[Signature Page to Amendment No. 4 to the Third Amended and Restated Limited Liability Company Agreement of Colony Capital Operating Company, LLC]